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                                                                  EXHIBIT 10.31B

        MARYLAND                                                        Paris N.
Department of Business &                                              Glendening
  Economic Development                                                  Governor
                                                                        James T.
                                                                           Brady
                                                                       Secretary
                                                         217 East Redwood Street
                                                       Baltimore, Maryland 21202

April 2, 1996

Mr. Andrew R. Jordan
vice President - Chief Financial Officer
Guilford Pharmaceuticals, Inc.
6661 Tributary Street
Baltimore, MD 21201

                 RE: $8,000,000 Maryland Economic Development Corporation Taxable Economic Development Revenue Bond
                          (Guilford Pharmaceuticals, Inc. Facility), 1994 Issue

Dear Mr. Jordan:

         At its February 22, 1996 meeting, the Maryland Industrial Development Financing Authority ("MIDFA") agreed to increase is insurance on the above-referenced taxable bond held by Signet Bank from the present 30%, $2.4 million maximum exposure, to 50% with a maximum exposure of $4 million. MIDFA also approved the reduction in the cash collateral requirement for the insured taxable bond by $25,000 per year for years two through ten of the amortization of the taxable bond. All other terms and conditions of MIDFA's insurance remain unchanged. The increase in the MIDFA insurance is contingent on the settlement of an additional loan by Signet Bank to Guilford Pharmaceuticals Inc., of $4.2 million.

         Contact David Steinhoff at 410-767-6371 as soon as a settlement date is scheduled so an amended insurance agreement can be prepared for signature by Signet Bank.

         Please indicate your agreement by signing on the acceptance line provided on the following page. Return the signed original to David Steinhoff.

                                       SINCERELY,
                                       /s/ Stephen J. Lynch
                                       Stephen J. Lynch
                                       Assistant Secretary of Financing Programs

ACCEPTED BY:   /s/ Andrew R. Jordan
               --- ------ -- ------
               Andrew R. Jordan Vice President - Chief Financial Officer

cc: Barbara Curnin Kountz, Esq.
    Martha Hackett
    David J. Steinhoff
    Hans F. Mayer